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                  SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549

                             FORM 8-K

           Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)      June 11, 1999
                                                     ---------------

               Trans World Entertainment Corporation
        -----------------------------------------------------
       (Exact name of registrant as specified in its charter)


    New York                     0-14818                 14-1541629
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(State or other jurisdiction   (Commission            (IRS Employer
of incorporation)                   File Number)     Identification No.)


    38 Corporate Circle, Albany, New York                       12203
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(Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code (518) 452-1242
                                                    -------------
                               None.
   --------------------------------------------------------------
   (Former name or former address, if changed since last report.)






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Item 5.  Other Events

On April 22 , 1999, the registrant, Trans World Entertainment Corporation ("Trans World"), a New York corporation, acquired all of the issued and outstanding common stock of Camelot Music Holdings, Inc.("Camelot"), a Delaware corporation, pursuant to the terms of an Agreement and Plan of Merger, dated October 26, 1998, by CAQ Corporation, a Delaware corporation and wholly owned subsidiary of Trans World, with and into Camelot. Upon completion of the merger, Camelot became a wholly owned subsidiary of Trans World.

In connection with the acquisition, Trans World is providing combined sales and net loss results covering the nine-week period from March 28, 1999 through May 29, 1999, which include more than 30 days of post-merger combined operations. Sales for the nine-week period ended May 29, 1999 were $186.6 million. The net loss for the same period was $13.6 million, and included a pretax charge of $25.7 million for merger-related expenses.


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                                  SIGNATURES
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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               Dated:  June 11, 1999

                                 TRANS WORLD ENTERTAINMENT CORPORATION


                               By:  /s/ John J. Sullivan
                                    --------------------
                                    Name:  John J. Sullivan
                                    Title: Senior Vice President and
                                           Chief Financial Officer